UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2009
Date of Report (Date of earliest event reported)

BALSAM VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-32011	52-2219056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 410-103 East Holly Street, National Bank Building,
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 306-1133
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment To Articles Of Incorporation

Effective June 29, 2009, Balsam Ventures, Inc. (the "Company") amended its Articles of Incorporation in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes by decreasing its issued and authorized common stock on a one-for-twenty basis (the “Reverse Split”). Accordingly, the authorized capital of common stock has been decreased from 100,000,000 shares, par value $0.001 per share, to 5,000,000 shares, par value $0.001 per share, and the issued and outstanding shares were decreased correspondingly on a one-for-twenty basis.

As a result of the Reverse Split, the number of shares of the Company's common stock outstanding was decreased correspondingly from 30,681,663 shares to approximately 1,534,084 shares (subject to rounding up in the case of fractional shares). To avoid confusion, the Company will not be accepting the surrender of any pre-split share certificates until it obtains FINRA's approval to trade under its new stock symbol.

A copy of the Company’s filed stamped Certificate of Change to its authorized capital is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Change Pursuant to NRS 78.209 decreasing the authorized capital of common stock to 5,000,000 shares, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALSAM VENTURES, INC.

Date: July 6, 2009
	By:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer
and Director